UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

56-0906609

(IRS Employer Identification No.)

BANK OF AMERICA CORPORATION

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-133852

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Market Index Target-Term Securities®, Linked to the S&P 500® Index, due February 28, 2014	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Bank of America Corporation Market Index Target-Term Securities®, Linked to the S&P 500® Index, due February 28, 2014 (the “Notes”). A description of the Notes registered hereunder is set forth under the caption “Description of Debt Securities” in the prospectus included in the Registrant’s Form S-3 Registration Statement (Registration No. 333-133852) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2006, as supplemented by the information under the caption “Description of the Notes” in the prospectus supplement dated April 10, 2008 filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Act”), which description is incorporated herein by reference, and as supplemented by the information under the caption “Description of MITTS” in the product supplement dated January 28, 2009 filed with the SEC pursuant to Rule 424(b) promulgated under the Act, which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description and Method of Filing
4.1	Form of Registrant’s Market Index Target-Term Securities®, Linked to the S&P 500® Index, due February 28, 2014.

4.2	Indenture dated as of January 1, 1995 between the Registrant and The Bank of New York, incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-57533); as supplemented by a First Supplemental Indenture dated as of September 18, 1998, incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed November 18, 1998; a Second Supplemental Indenture dated as of May 7, 2001, incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed June 14, 2001; a Third Supplemental Indenture dated as of July 28, 2004, incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed August 27, 2004; a Fourth Supplemental Indenture dated as of April 28, 2006, incorporated by reference to Exhibit 4.6 of the Registrant’s Form S-3 (Registration No. 333-133852) filed May 5, 2006; and a Fifth Supplemental Indenture dated as of December 1, 2008, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed December 5, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANK OF AMERICA CORPORATION

Date: February 26, 2009	By:	/s/ B. Kenneth Burton, Jr.
B. Kenneth Burton, Jr.
Senior Vice President

Exhibit Index

4.1	Form of Registrant’s Market Index Target-Term Securities®, Linked to the S&P 500® Index, due February 28, 2014.

4.2	Indenture dated as of January 1, 1995 between the Registrant and The Bank of New York, incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-57533); as supplemented by a First Supplemental Indenture dated as of September 18, 1998, incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed November 18, 1998; a Second Supplemental Indenture dated as of May 7, 2001, incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed June 14, 2001; a Third Supplemental Indenture dated as of July 28, 2004, incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed August 27, 2004; a Fourth Supplemental Indenture dated as of April 28, 2006, incorporated by reference to Exhibit 4.6 of the Registrant’s Form S-3 (Registration No. 333-133852) filed May 5, 2006; and a Fifth Supplemental Indenture dated as of December 1, 2008, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed December 5, 2008.

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